UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Richard S. Levy, Executive Vice President and Chief Drug Development and Medical Officer of Incyte Corporation (the “Company”), has entered into a plan to sell common stock of the Company that is intended to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.  Under these plans, sales or purchases may be effected as specified in the plans, even if subsequent material and non-public information becomes available to the individuals who adopted the plans. Any transaction executed under the provisions of the plan will be reported through Form 144 and Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

Other executive officers and directors of the Company may also establish trading plans intended to satisfy the requirements of Rule 10b5-1 from time to time in the future.  Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or directors, nor to report modification, terminations or other activities under Dr. Levy’s plan or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2011

INCYTE CORPORATION

	By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel